Exhibit 10.1

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

This First Amendment to Stock Purchase Agreement (“Amendment”), is made as of February 17, 2015 (the “Effective Date”), by and between Global Future City Holdings Inc., a Nevada corporation publicly traded on the OTC Bulletin Board under the symbol FTCY (the “Company”), and Sky Rover Holdings Ltd., a newly formed Republic of Seychelles corporation (the “Purchaser”). The Company and Purchaser may be referred to as a “Party,” or collectively as the “Parties.”

RECITALS

WHEREAS, Company and Purchaser entered into a Stock Purchase Agreement dated September 19, 2014 (“Agreement”);

WHEREAS, due to certain conditions attributable to neither Party, the closing of the transaction contemplated by the Agreement has not occurred on or prior to December 31, 2014 as anticipated;

WHEREAS, the Parties have collaborated and agreed to a proposed business model where if the closing conditions to the Agreement has been met, the Company shall establish four subsidiaries. The first subsidiary will market the IP Technology as defined below. The second subsidiary will operate an Online Store and various merchants that sell goods and services to consumers, and gives Rewarded EGD (as defined below) to consumers as part of a loyalty program. The third subsidiary will be a foreign company that will sell 4,000,000 E-Gold (“EGD”) to foreign individuals and entities. The fourth subsidiary will continue to sell the Company’s current energy drinks while participating in giving away Rewarded EGD as well. The Company itself will provide marketing services to merchants that want to establish loyalty program(s) with its customers (the “Proposed Business Model”);

WHEREAS, the Securities and Exchange Commission (“SEC”) has not deemed whether a form of digital currency or crypto asset itself is a security. Due to this uncertainty, the Company has submitted a Request for No-Action Relief (the “No-Action Letter) to the SEC to obtain clarification that the SEC will not recommend enforcement action against the Company and its related subsidiaries regarding the Proposed Business Model if they conduct themselves as described in the No-Action Letter;

WHEREAS, a total of $345,000 of the Purchase Price has been paid by Purchaser to Company under the Agreement;

WHEREAS, the Parties now wish to amend certain terms of the Agreement as set forth in this Amendment to reflect the Company’s Proposed Business Model.

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THE AGREEMENT IS HEREBY AMENDED AS FOLLOW:

1.	Covenants. Section 7 of the Agreement is amended to include additional covenants from the Purchaser:

(a) A new Section 7(a)(ix) shall be added as follows:

“IP Technology. At Closing, the Purchaser shall transfer a mobile application (the “IP Technology”) to a wholly-owned subsidiary of the Company. When a consumer purchases goods or services from a merchant or completes certain promotional/consumption based tasks, the consumer will be eligible to receive a certain percentage for completing the task or for the purchased goods/services back in the form of EGD (“Rewarded EGD”). Because the price of EGD continuously fluctuates, the IP Technology provides merchants with proprietary software that enables these merchants to calculate how much Rewarded EGD a consumer is eligible to receive.”

(b) A new Section 7(a)(x) shall be added as follows:

“EGD Deposit. At Closing, the Purchaser shall deposit 4,000,000 EGD into a foreign wholly-owned subsidiary of the Company as an asset, with the use of such EGD under the sole discretion of the subsidiary, and such EGD shall be sold to foreign individuals or entities located outside the United States.”

2.	Closing Conditions. Section 9 of the Agreement is amended to add certain conditions to be satisfied prior to Company’s obligation to complete the Closing pursuant to the Agreement:

(a)	A new Section 9(b)(i)(4) shall be added as follows: “The transfer of the IP Technology to one of the Company’s wholly-owned subsidiary.”
(b)	A new Section 9(b)(i)(5) shall be added as follows: “The deposit of the 4,000,000 EGD into the Company’s foreign wholly-owned subsidiary.”

3.	Choice of Law. This Amendment is governed by and shall be construed in accordance with the laws of the State of California without regard to the conflict of laws or choice of law principles thereof.

4.	Entire Agreement; Conflict. This Amendment constitutes the entire agreement of the Parties hereto with respect to the subject matter thereof. Except as specifically otherwise provided herein, all other terms and condition of the Agreement, as hereby amended, are ratified and confirmed and shall remain unchanged and in full force and effect. In the event of any conflict between the terms of this Amendment, and the terms of the Agreement, this Amendment shall control.

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5.	Successors and Assigns. This Amendment inures to the benefit of and is binding upon the predecessors, successors, heirs, assigns, representatives, agents, servants, employees and shareholders of the respective Parties hereto and each of them as may be permitted pursuant to the Agreement.

6.	Counterparts. This Amendment may be executed in one or more counterparts; each counterpart shall be considered an original of this Amendment. Facsimile and email transmissions of signatures shall be accepted and binding as originals.

7.	Definitions. Any capitalized term used herein and not otherwise defined shall have the meaning ascribed to such capitalized term in the Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment effective as of the Effective Date.

COMPANY:

GLOBAL FUTURE CITY HOLDING INC.

By: /s/ Michael R. Dunn

Name: Michael R. Dunn

Its: Chief Executive Officer & Shareholder

PURCHASER:

SKY ROVER HOLDINGS LTD.

By: /s/ Pei Lei

Name: Pei Lei

Its: COO